Exhibit 10.56



                              EMPLOYMENT AGREEMENT


      AGREEMENT, made and entered into as of the 12th day of March, 1999 by and between Thermo Electron Corporation, a Delaware corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and Mr. Richard F. Syron (the "Executive").

                                 W I T N E S S E T H :

      WHEREAS, the Company desires to employ the Executive and to enter into an agreement embodying the terms of such employment (the "Agreement") and the Executive desires to enter into the Agreement and to accept such employment, subject to the terms and provisions of the Agreement;

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

1.    Definitions.

      (a) "Affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

      (b) "Base Salary" shall mean the salary provided for in Section 4 below or any increased salary granted to the Executive pursuant to Section 4.

      (c) "Board" shall mean the Board of Directors of the Company.

      (d) "Cause" shall mean:

          (i) the Executive commits a felony or any crime involving moral turpitude; or

          (ii) in carrying out his duties, the Executive engages in conduct that constitutes willful gross neglect or willful gross misconduct resulting in material economic harm to the Company.
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      (e) A "Change in Control"  shall mean an event or occurrence  set forth in
Section 1.1 of the Executive Retention Agreement attached hereto as Exhibit A.

      (f) "Constructive Termination Without Cause" shall mean termination by the Executive of his employment after written notice to the Company within 30 days following the occurrence of any of the following events without his consent:

          (i) a reduction in the Executive's then current Base Salary or reference bonus opportunity;

the failure to elect or reelect the Executive to any of the positions described in Section 3(a) or the removal of him from any such position;

          (ii)  a   material   diminution   in   the   Executive's   duties   or
     responsibilities;

          (iii) a change in the reporting structure so that the Executive reports to someone other than the Board; or

          (iv) the failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction.

Following written notice from the Executive, as described above, the Company shall have 15 days in which to cure. If the Company fails to cure, the Executive's termination shall become effective on the 16th day following the written notice.

      (g) "Disability" shall mean the Executive's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under this Agreement as determined by a medical doctor selected by the Company and the Executive. If the Parties cannot agree on a medical doctor, each Party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

      (h) "Effective Date" shall mean June 1, 1999.

      (i) "Stock" shall mean the Common Stock of the Company.

      (j) "Transfer Restrictions" shall mean the transfer restrictions on the Stock covered by the Initial Stock Option described in Section 6(b) below.

2. Term of Employment. The Term of Employment shall begin on the Effective Date, and shall extend until the third anniversary of the Effective Date; provided,


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however,  that the Term of Employment shall automatically  extend for additional one year periods after the third anniversary of the Effective Date unless either Party shall give the other Party at least 12 months prior written notice that he/it is electing not to so extend the Term of Employment. Notwithstanding the foregoing, the Term of Employment may be earlier terminated by either Party in accordance with the provisions of Section 10.

3.     Position, Duties and Responsibilities.

      (a) Commencing on the Effective Date and continuing for the remainder of the Term of Employment, the Executive shall be employed as the President and Chief Executive Officer and be responsible for the general management of the affairs of the Company. The Executive, in carrying out his duties under this Agreement, shall report to the Board.

      (b) The Board will nominate the Executive for election as a Director at the Annual Meeting of Stockholders to be held on May 27, 1999, to serve a three-year term expiring on the date of the Annual Meeting of Stockholders to be held in the year 2002. In the event of a termination of employment of the Executive for any reason (other than death), the Executive shall immediately resign as a Director of the Company and each of its subsidiaries.

      (c) Nothing herein shall preclude the Executive from (i) serving on the boards of directors of a reasonable number of other corporations subject to the approval of the Board in each case (which approval has been given as to the boards listed in Exhibit B attached), (ii) serving on the boards of a reasonable number of trade associations and/or charitable organizations, (iii) engaging in charitable activities and community affairs, and (iv) managing his personal investments and affairs, provided that such activities set forth in this Section 3(c) do not materially interfere with the proper performance of his duties and responsibilities under Section 3(a).

4. Base Salary. The Executive shall be paid an annualized Base Salary, payable in accordance with the regular payroll practices of the Company, of $800,000. The Base Salary shall be reviewed annually for increase in the discretion of the Board.

5. Annual Incentive Award. During the Term of Employment, the Executive shall participate in the annual incentive program of the Company. Under such program, the Executive shall have a reference bonus each calendar year equal to $500,000, prorated for partial years. The actual bonus paid will be a multiple of the reference bonus (from zero to two times the reference bonus). The actual multiple will reflect a variety of subjective and objective factors, as determined by the Board. The Executive shall be paid his annual incentive award no later than other senior executives are paid their annual incentive awards. For the years 1999, 2000 and 2001, the Executive shall have a minimum guaranteed bonus of $145,833.32 for calendar 1999, $250,000 for calendar 2000, and $104,166.68 for the first five months of 2001 (the "Minimum Guaranteed Bonus" amounts).

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


6. Restricted Stock and Stock Option Awards.

      (a) Restricted Stock Awards. On the Effective Date, and on the first and second anniversaries of the Effective Date, the Company shall grant the Executive an award of a number of shares of Stock (the "Restricted Stock") having a market value equal to $200,000 based on the average of the closing prices per share of Stock on the New York Stock Exchange for the five business days preceding and including the corresponding grant date, substantially in accordance with the terms set forth in Exhibit C to this Agreement, except that vesting will occur on the third anniversary of each grant date.

      (b) Initial Stock Option Award. On the Effective Date, the Company shall grant the Executive a 7-year non-qualified stock option award, substantially in the form attached to this Agreement as Exhibit D, as modified by the terms of this Agreement, to purchase 1,000,000 shares of Stock,(the "Initial Stock Option") with Transfer Restrictions lapsing on the first three anniversaries of the date of grant (333,333 on June 1, 2000 and 2001 and 333,334 on June 1, 2002). The exercise price of the Initial Stock Option shall be the average of the closing prices of the Stock on the New York Stock Exchange for the five business days preceding and including June 1, 1999.

7. Employee Benefit Programs. During the Term of Employment, the Executive shall be entitled to participate in all employee pension and welfare benefit plans and programs made available to the Company's senior level executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension, profit sharing, savings and other retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time, including any plans that supplement the above-listed types of plans or programs, whether funded or unfunded. The Executive shall be entitled to four weeks paid vacation per year of employment.

8. Perquisites. During the Term of Employment, the Executive shall be entitled to participate in all of the Company's executive perquisites in accordance with the terms and conditions of such arrangements as are in effect from time to time for the Company's senior-level executives.

9. Reimbursement of Business and Other Expenses.

      (a) The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement including, without limitation, legal fees incurred in the negotiation and preparation of this Agreement, and the Company shall promptly reimburse him for such expenses, subject to documentation in accordance with the Company's policy.

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


      (b) In connection with establishing a new principal residence in the Boston area, the Company agrees to purchase the Executive's Bronxville house for $1,500,000, and at the closing of the sale, the Executive shall deliver to the Company a customary deed, together with related documents, conveying good and marketable title to the property, free and clear of all material easements and encumbrances. Following the purchase of the house, the Company will use its reasonable best efforts to resell the house at a price subject to the prior approval of the Executive, which approval shall not be unreasonably withheld. Upon the sale of the house by the Company, either (a) the Company will pay the Executive the excess, if any, of the gross sales price over $1,500,000, or (b) the Executive will pay the Company the excess, if any, of $1,500,000 over the gross sales price. The Company agrees to pay all closing costs, including brokerage fees, incurred in connection with the purchase and subsequent sale of the house. In addition, the Executive shall be entitled to reimbursement of his relocation expenses including all reasonable out-of-pocket expenses of moving his family and personal belongings to a new home in the Boston area. For a period of up to six months, he shall also be entitled to reimbursement for temporary living expenses in the Boston area while locating a permanent residence. To the extent that certain relocation expenses are considered taxable income to the Executive, the Company will relieve the Executive of the additional tax burden (federal, FICA, and state income taxes) from such costs as well as the tax impact of the tax reimbursement itself.

10. Termination of Employment.

      (a) Termination Due to Death. In the event that the Executive's employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to the following benefits:

          (i) Base Salary through the end of the month in which death occurs;

          (ii) a pro-rata annual incentive award for the year in which the Executive's death occurs, based on the reference bonus for such year, but in no event less than the Minimum Guaranteed Bonus for the year of death, payable when annual incentive awards are normally paid to other senior executives;

          (iii) Transfer Restrictions shall lapse on all Initial Stock Options, including previously exercised Initial Stock Options; all outstanding Initial Stock Options shall remain exercisable until the later of June 1, 2002 or two years from the date of death (but in no event beyond the option expiration date of June 1, 2006); and

          (iv) the  restrictions  on the  Restricted  Stock granted  pursuant to
     Section 6 shall lapse.

      (b) Termination Due to Disability. In the event that the Executive's employment is terminated by either party due to his Disability, he shall be entitled to the following benefits:

          (i) disability benefits in accordance with the long-term disability ("LTD") program then in effect for senior executives of the Company;

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


          (ii) Base Salary through the end of the LTD elimination period;

          (iii) a pro-rata annual incentive award for the year in which the Executive's termination occurs, based on the reference bonus for such year, but in no event less than the Minimum Guaranteed Bonus for the year of termination, payable when annual incentive awards are normally paid to other senior executives;

          (iv) Transfer Restrictions shall lapse on all Initial Stock Options, including previously exercised Initial Stock Options; all outstanding Initial Stock Options shall remain exercisable until the later of June 1, 2002 or two years from the employment termination date (but in no event beyond the option expiration date of June 1, 2006); and

          (v) the  restrictions  on the  Restricted  Stock  granted  pursuant to
     Section 6 shall lapse.

          (vi) the Executive shall be entitled to continued participation at Company expense in all medical and dental insurance coverage in which he was participating on the date of his termination until the earlier of (x) 18 months following the date of termination and (y) the date, or dates, he receives equivalent coverage and benefits under the plans and programs of a subsequent employer.

In no event shall a termination of the Executive's employment for Disability occur until the Party terminating his employment gives written notice to the other Party in accordance with Section 24 below.

      (c) Termination by the Company for Cause. In the event the Company terminates the Executive's employment for Cause:

          (i) he shall be entitled to Base Salary through the date of the termination;

          (ii)  no  further  lapsing  of  Transfer   Restrictions  shall  occur;
     Executive shall have 90 days to exercise all outstanding Initial Stock Options as to which Transfer Restrictions have previously lapsed; and

          (iii) all Restricted Stock granted under Section 6 as to which restrictions have not lapsed shall be forfeited.

      (d) Termination without Cause or Constructive Termination without Cause. In the event the Executive's employment is terminated by the Company without Cause, other than due to Disability, death or the failure of the Company to extend this Agreement in accordance with Section 2 hereof, or in the event there is a Constructive Termination without Cause, the Executive shall be entitled to the following benefits:

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


          (i) Base Salary through the date of termination;

          (ii) Base Salary, at the annualized rate in effect on the date of termination, for the greater of (x) 12 months and (y) the remaining Term of Employment following such termination (the "Salary Continuation Period");

          (iii) a pro-rata annual incentive award for the year in which termination occurs, based on his reference bonus for such year, but in no event less than the Minimum Guaranteed Bonus for the year of termination, payable when annual incentive awards are normally paid to other senior executives;

          (iv) an annual incentive award for the Salary Continuation Period, based on his reference bonus for the year in which termination occurs and payable on a pro-rata basis in equal installments over the Salary Continuation Period;

          (v) Transfer Restrictions shall lapse on all Initial Stock Options, including previously exercised Initial Stock Options; the Initial Stock Options shall continue to be exercisable until the later of June 1, 2002 or two years from the employment termination date (but in no event beyond the option expiration date of June 1, 2006);

          (vi) the  restrictions  on the  Restricted  Stock granted  pursuant to
     Section 6 shall lapse; and

          (vii) the Executive shall be entitled to continued participation at Company expense in all medical and dental insurance coverage in which he was participating on the date of his termination until the earlier of (x) 18 months following the date of termination and (y) the date, or dates, he receives equivalent coverage and benefits under the plans and programs of a subsequent employer.

      (e) Voluntary Termination. A termination of employment by the Executive on his own initiative, other than a termination due to death or Disability or a Constructive Termination without Cause, shall have the same consequences as provided in Section 10(c) for a termination for Cause. A voluntary termination under this Section 10(e) shall be effective upon 30 days prior written notice to the Company.

      (f) Other Termination Benefits. In the case of any of the foregoing terminations, the Executive or his estate shall also be entitled to:

          (i) the balance of any incentive awards due but not yet paid, including awards due for performance periods which have been completed, but which have not yet been paid;

          (ii) any expense reimbursements due the Executive;

          (iii) payment of all amounts when due as a result of the termination;

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          (iv) payment of any amounts due under Section 15(c); and

          (v) other benefits, if any, in accordance with applicable plans and programs of the Company.

      (g) Termination Following a Change in Control. Notwithstanding anything to the contrary in this Agreement or in the Executive Retention Agreement between the Executive and the Company, the form of which is attached hereto as Exhibit A, in the event the Executive's employment with the Company is terminated within 18 months following a Change in Control, the Executive shall be entitled to benefits equal to the greater of (a) the benefits due and payable to him under
Section 4 of the Executive Retention Agreement as a result of such termination, or (b) the benefits due and payable to him under Section 10 of this Employment Agreement as a result of such termination. In furtherance thereof, it is the Parties' understanding that in the event of a termination under such circumstances, the Executive shall only be entitled to receive benefits payable under one or the other of the foregoing agreements (but not both) determined on a benefit by benefit basis by the Executive and that the term "Other Benefits" as defined in the Executive Retention Agreement shall not include benefits payable under this Employment Agreement.

      (h) Nature of Payments. Any amounts due under this Section 10 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

      (i) No Mitigation; No Offset. The Executive shall not be required to mitigate the amount of any payment or benefit provided in this Section 10 by seeking other employment otherwise. Further, except as provided in Sections 10(b)(vi) and 10(d)(vii), the amount of any payment or benefits provided for in this Section 10 shall not be reduced by any compensation earned by the Executive as a result of employment by another employer or be offset by any amount claimed to be owed by the Executive to the Company.

11. Confidentiality.

      (a) During the Term of Employment and thereafter, the Executive shall not disclose to anyone or make use of any trade secret or proprietary or confidential information of the Company, including such trade secret or proprietary or confidential information of any customer or other entity to which the Company owes an obligation not to disclose such information, which he acquires during the Term of Employment, including but not limited to records kept in the ordinary course of business, except (i) as such disclosure or use may be required or appropriate in connection with his work as an employee of the Company or (ii) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information.

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      (b) Upon the termination of the Executive's employment,  the Executive (or in the event of his death, the Executive's personal representative) shall promptly surrender to the Company the original and all copies of any materials containing confidential information of the Company which are then in the Executive's possession or control, provided, however, the Executive shall not be required to surrender his rolodexes, personal diaries and other items of a personal nature.

12. Noncompetition; Nonsolicitation.

      (a) The Executive acknowledges (i) that in the course of his employment with the Company he will become familiar with trade secrets and customer lists of, and other confidential information concerning, the Company and its Affiliates, customers, and clients and (ii) that his services will be of special, unique and extraordinary value to the Company.

      (b) The Executive agrees that during the Term of Employment and for a period of one year following his termination of employment (the "Noncompetition Period") he shall not in any manner, directly or indirectly, through any person, firm, corporation or enterprise, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or advisor or consultant to any person, firm, corporation or enterprise or otherwise, engage or be engaged, or assist any other person, firm, corporation or enterprise in engaging or being engaged, in any Competitive Activity. A Competitive Activity shall mean a business that (i)is being conducted by the Company or any Affiliate at the time in question and (ii) was being conducted, or was under active consideration to be conducted, by the Company or any Affiliate, at the date of the termination of the Executive's employment, provided that Competitive Activity shall not include a business of the Company contributing less than 5% of the Company's revenues for the year in question and provided further that an activity shall not be deemed to be a Competitive Activity if the activity contributes less than 5% of the revenues for the year in question of the business by which the Executive is employed or with which he is otherwise associated.

      (c) The Executive further agrees that during the Noncompetition Period he shall not (i) in any manner, directly or indirectly, induce or attempt to induce any employee of or advisor or consultant to the Company or any of its Affiliates to terminate or abandon his or her or its employment or relationship with the Company or any of its Affiliates for any purpose whatsoever, or (ii) in connection with any business to which Section 12(b) applies, call on, service, solicit or otherwise do business with any customer of the Company or any of its Affiliates; provided, however, that the restriction contained in clause (i) of this Section 12(c) shall not apply to, or interfere with, the proper performance by the Executive of his duties and responsibilities under Section 3 of this Agreement.

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      (d) Nothing in this Section 12 shall  prohibit the Executive  from being a passive owner of not more than one percent of the outstanding common stock, capital stock and equity of any firm, corporation or enterprise so long as the Executive has no active participation in the management of business of such firm, corporation or enterprise.

      (e) If the restrictions stated herein are found by a court to be unreasonable, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

13. Resolution of Disputes. Any disputes arising under or in connection with this Agreement shall be resolved by third party mediation of the dispute and, failing that, by binding arbitration, to be held in Boston, Massachusetts, in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Costs of the mediation, arbitration or litigation including, without limitation, reasonable attorneys' fees of both parties, shall be borne by the Company. Pending the resolution of the dispute, the Company shall continue payment of all amounts due and provisions of all benefits to which Executive is entitled, which amounts shall be subject to repayment to the Company if the Company prevails.

14. Remedies. The Parties acknowledge that in the event of a breach or threatened breach of Section 11 or 12 the Company shall not have an adequate remedy at law. Accordingly, in the event of any breach or threatened breach of
Section 11 or 12, the Company shall be entitled to seek such equitable and injunctive relief as may be available to restrain the Executive and any business, firm, partnership, individual, corporation or entity participating in the breach or threatened breach from the violation of the provisions of Section 11 or 12.

15.  Indemnification.

      (a)  The   Executive   shall   continue  to  be   indemnified   under  the
Indemnification Agreement signed as of September 25, 1997, a copy of which is attached as Exhibit E.

      (b) The Company agrees to continue and maintain a directors' and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other senior executives.

      (c) The Company acknowledges the possibility that the Executive may lose significant benefits at his current employer because of his entering into this Agreement. In the event his current employer refuses to pay any such benefit, the Executive agrees to use his best efforts to obtain the benefit, including possible arbitration proceedings, if necessary. The Company will fully indemnify the Executive for all his expenses, including legal fees, incurred in attempting to obtain such benefits. If the Executive is not able to obtain the benefit before June 1, 2000, the Company will indemnify the Executive by paying an amount equal to the value of the benefit forfeited, but in no event more than $1.5 million.

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16.  Assignability;  Binding  Nature.  This Agreement  shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. Rights or obligations of the Company under this Agreement may be assigned or transferred by the Company pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it reasonably can in order to
cause  such  assignee  or  transferee  to  expressly   assume  the  liabilities,
obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law.

17. Representations. The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization. The Executive represents that he knows of no agreement between him and any other person, firm or organization that would be violated by the performance of his obligations under this Agreement.

18. Entire Agreement. This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

19. Amendment or Waiver. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

20. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

21. Survivorship. Except as otherwise expressly set forth in this Agreement, the respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment. This Agreement itself (as distinguished from the Executive's employment) may not be terminated by either Party without the written consent of the other Party.

22. References. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

23. Governing Law/Jurisdiction. This Agreement shall be governed in accordance with the laws of Massachusetts without reference to principles of conflict of laws.

24. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally, (b) sent by certified or registered mail, postage prepaid, return receipt requested or (c) delivered by overnight courier (provided that a written acknowledgment of receipt is obtained by the overnight courier) to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

If to the Company:       Thermo Electron Corporation
                         81 Wyman Street
                         Waltham, MA 02254
                         Attention: Vice President and General Counsel

                  Copy: Chairman, Human Resources Committee
                        of the Board of Directors

If to the Executive:    Richard F. Syron
                        c/o Thermo Electron Corporation
                        81 Wyman Street
                        Waltham, MA 02254 .

25. Headings. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

26. Counterparts. This Agreement may be executed in two or more counterparts.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                        THERMO ELECTRON CORPORATION



                                        By:  /s/ George N. Hatsopoulos
                                             ----------------------------------
                                             George N. Hatsopoulos
                                             Chairman


                                             /s/ Richard F. Syron
                                             ----------------------------------
                                             Richard F. Syron

                                                                      EXHIBIT A

                          Executive Retention Agreement


THIS  AGREEMENT  by  and  between  THERMO  ELECTRON   CORPORATION,   a  Delaware
corporation (the "Company"), and _________________ (the "Executive") is made as of __________, 1999 (the "Effective Date").

      WHEREAS, the Company recognizes that, as is the case with many publicly-held corporations, the possibility of a change in control of the Company exists and that such possibility, and the uncertainty and questions which it may raise among key personnel, may result in the departure or distraction of key personnel to the detriment of the Company and its stockholders;

      WHEREAS, the Board of Directors of the Company (the "Board") has determined that appropriate steps should be taken to reinforce and encourage the continued employment and dedication of the Company's key personnel without distraction from the possibility of a change in control of the Company and related events and circumstances; and

      NOW, THEREFORE, as an inducement for and in consideration of the Executive remaining in its employ, the Company agrees that the Executive shall receive the severance benefits set forth in this Agreement in the event the Executive's employment with the Company is terminated under the circumstances described below subsequent to a Change in Control (as defined in Section 1.1).

      1.    Key Definitions.

      As used herein, the following terms shall have the following respective meanings:

            1.1 "Change in Control" means an event or occurrence set forth in any one or more of subsections (a) through (d) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):

                  (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 40% or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection (c) of this Section 1.1; or

                  (b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (i) who was a member of the Board on the date of the execution of this Agreement or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

                  (c) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring
Corporation") in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (ii) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 40% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors; or

                  (d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

            1.2 "Change in Control Date" means the first date during the Term (as defined in Section 2) on which a Change in Control occurs. Anything in this Agreement to the contrary notwithstanding, if (a) a Change in Control occurs,
(b) the Executive's employment with the Company is terminated prior to the date on which the Change in Control occurs, and (c) it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, then for all purposes of this Agreement the "Change in Control Date" shall mean the date immediately prior to the date of such termination of employment.

            1.3 "Cause" means the Executive's willful engagement in illegal conduct or gross misconduct after the Change in Control Date which is materially and demonstrably injurious to the Company. For purposes of this Section 1.3, no act or failure to act by the Executive shall be considered "willful" unless it is done, or omitted to be done, in bad faith and without reasonable belief that the Executive's action or omission was in the best interests of the Company.

            1.4 "Good Reason" means the occurrence, without the Executive's written consent, of any of the events or circumstances set forth in clauses (a) through (g) below. Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason if, prior to the Date of Termination specified in the Notice of Termination (each as defined in Section 3.2(a)) given by the Executive in respect thereof, such event or circumstance has been fully corrected and the Executive has been reasonably compensated for any losses or damages resulting therefrom (provided that such right of correction by the Company shall only apply to the first Notice of Termination for Good Reason given by the Executive).

                  (a) the assignment to the Executive of duties inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting requirements), authority or responsibilities in effect immediately prior to the earliest to occur of (i) the Change in Control Date,
(ii) the date of the execution by the Company of the initial written agreement or instrument providing for the Change in Control or (iii) the date of the adoption by the Board of Directors of a resolution providing for the Change in Control (with the earliest to occur of such dates referred to herein as the "Measurement Date") or a material diminution in such position, authority or responsibilities;

                  (b) a reduction in the Executive's annual base salary as in effect on the Measurement Date or as the same was or may be increased thereafter from time to time;

                  (c) the failure by the Company to (i) continue in effect any material compensation or benefit plan or program (including without limitation any life insurance, medical, health and accident or disability plan and any vacation or automobile program or policy) (a "Benefit Plan") in which the Executive participates or which is applicable to the Executive immediately prior to the Measurement Date, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan or program, (ii) continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable than the basis existing immediately prior to the Measurement Date (iii) award cash bonuses to the Executive in amounts and in a manner substantially consistent with past practice in light of the Company's financial performance or (iv) continue to provide any material fringe benefit enjoyed by Executive immediately prior to the Measurement Date;

                  (d) a change by the Company in the location at which the Executive performs his principal duties for the Company to a new location that is both (i) outside a radius of 50 miles from the Executive's principal residence immediately prior to the Measurement Date and (ii) more than 30 miles from the location at which the Executive performed his principal duties for the Company immediately prior to the Measurement Date; or a requirement by the Company that the Executive travel on Company business to a substantially greater extent than required immediately prior to the Measurement Date;

                  (e) the failure of the Company to obtain the agreement from any successor to the Company to assume and agree to perform this Agreement, as required by Section 6.1;

                  (f) a purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 3.2(a); or

                  (g) any failure of the Company to pay or provide to the Executive any portion of the Executive's compensation or benefits due under any Benefit Plan within seven days of the date such compensation or benefits are due, or any material breach by the Company of this Agreement or any employment agreement with the Executive.

       The Executive's right to terminate his employment for Good Reason shall not be affected by his incapacity due to physical or mental illness.

            1.5 "Disability" means the Executive's absence from the full-time performance of the Executive's duties with the Company for 180 consecutive calendar days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

      2. Term of Agreement. This Agreement, and all rights and obligations of the parties hereunder, shall take effect upon the Effective Date and shall expire upon the first to occur of (a) the expiration of the Term (as defined below) if a Change in Control has not occurred during the Term, (b) the date 18 months after the Change in Control Date, if the Executive is still employed by the Company as of such later date, or (c) the fulfillment by the Company of all of its obligations under Sections 4 and 5.2 if the Executive's employment with the Company terminates within 18 months following the Change in Control Date. "Term" shall mean the period commencing as of the Effective Date and continuing in effect through December 31, 2003; provided, however, that commencing on January 1, 2003 and each January 1, thereafter, the Term shall be automatically extended for one additional year unless, not later than 90 days prior to the scheduled expiration of the Term (or any extension thereof), the Company shall have given the Executive written notice that the Term will not be extended.

      3. Employment Status; Termination Following Change in Control.

            3.1 Not an Employment Contract. The Executive acknowledges that this Agreement does not constitute a contract of employment or impose on the Company any obligation to retain the Executive as an employee and that this Agreement does not prevent the Executive from terminating employment at any time. If the Executive's employment with the Company terminates for any reason and subsequently a Change in Control shall occur, the Executive shall not be entitled to any benefits hereunder except as otherwise provided pursuant to
Section 1.2.

            3.2   Termination of Employment.

                  (a) If the Change in Control Date occurs during the Term, any termination of the Executive's employment by the Company or by the Executive within 18 months following the Change in Control Date (other than due to the death of the Executive) shall be communicated by a written notice to the other party hereto (the "Notice of Termination"), given in accordance with Section 7. Any Notice of Termination shall: (i) indicate the specific termination provision (if any) of this Agreement relied upon by the party giving such notice, (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) specify the Date of Termination (as defined below). The effective date of an employment termination (the "Date of Termination") shall be the close of business on the date specified in the Notice of Termination (which date may not be less than 15 days or more than 120 days after the date of delivery of such Notice of Termination), in the case of a termination other than one due to the Executive's death, or the date of the Executive's death, as the case may be. In the event the Company fails to satisfy the requirements of Section 3.2(a) regarding a Notice of Termination, the purported termination of the Executive's employment pursuant to such Notice of Termination shall not be effective for purposes of this Agreement.

                  (b) The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting any such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                  (c) Any Notice of  Termination  for Cause given by the Company must be given within 90 days of the occurrence of the event(s) or circumstance(s) which constitute(s) Cause. Prior to any Notice of Termination for Cause being given (and prior to any termination for Cause being effective), the Executive shall be entitled to a hearing before the Board of Directors of the Company at which he may, at his election, be represented by counsel and at which he shall have a reasonable opportunity to be heard. Such hearing shall be held on not less than 15 days prior written notice to the Executive stating the Board of Directors' intention to terminate the Executive for Cause and stating in detail the particular event(s) or circumstance(s) which the Board of Directors believes constitutes Cause for termination.

                  (d) Any Notice of Termination for Good Reason given by the Executive must be given within 90 days of the occurrence of the event(s) or circumstance(s) which constitute(s) Good Reason.

      4.    Benefits to Executive.

            4.1 Stock Acceleration. If the Change in Control Date occurs during the Term, then, effective upon the Change in Control Date, (a) each outstanding option to purchase shares of Common Stock of the Company held by the Executive shall become immediately exercisable in full and will no longer be subject to a right of repurchase by the Company and (b) each outstanding restricted stock award shall be deemed to be fully vested and will no longer be subject to a right of repurchase by the Company.

            4.2 Compensation. If the Change in Control Date occurs during the Term and the Executive's employment with the Company terminates within 18 months following the Change in Control Date, the Executive shall be entitled to the following benefits:

                  (a) Termination Without Cause or for Good Reason. If the Executive's employment with the Company is terminated by the Company (other than for Cause, Disability or Death) or by the Executive for Good Reason within 18 months following the Change in Control Date, then the Executive shall be entitled to the following benefits:

                        (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                              (1)   the  sum  of  (A)  the   Executive's   base
salary through the Date of Termination, (B) the product of (x) the annual bonus paid or payable (including any bonus or portion thereof which has been earned but deferred) for the most recently completed fiscal year and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of  Termination,  and the denominator of which is 365 and
(C) the amount of any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not previously paid (the sum of the amounts described in clauses (A), (B), and (C) shall be hereinafter referred to as the "Accrued Obligations"); and

                              (2) the amount  equal to (A) three  multiplied  by
(B) the sum of (x) the Executive's highest annual base salary in any twelve-month period (on a rolling basis) during the five-year period prior to the Change in Control Date and (y) the Executive's highest annual bonus in any twelve-month period (on a rolling basis) during the five-year period prior to the Change in Control Date.

                        (ii) for three years after the Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue to provide benefits to the Executive and the Executive's family at least equal to those which would have been provided to them if the Executive's employment had not been terminated in accordance with the applicable Benefit Plans in effect on the Measurement Date or, if more favorable to the Executive and his family, in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive a particular type of benefits (e.g., health insurance benefits) from such employer on terms at least as favorable to the Executive and his family as those being provided by the Company, then the Company shall no longer be required to provide those particular benefits to the Executive and his family;

                        (iii) to the extent not previously paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive following the Executive's termination of employment under any plan, program, policy, practice, contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits"); and

                        (iv) for purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits to which the Executive is entitled, the Executive shall be considered to have remained employed by the Company until three years after the Date of Termination.

                  (b) Resignation without Good Reason; Termination for Death or Disability. If the Executive voluntarily terminates his employment with the Company within 18 months following the Change in Control Date, excluding a termination for Good Reason, or if the Executive's employment with the Company is terminated by reason of the Executive's death or Disability within 18 months following the Change in Control Date, then the Company shall (i) pay the Executive (or his estate, if applicable), in a lump sum in cash within 30 days after the Date of Termination, the Accrued Obligations and (ii) timely pay or provide to the Executive the Other Benefits.

                  (c) Termination for Cause. If the Company terminates the Executive's employment with the Company for Cause within 18 months following the Change in Control Date, then the Company shall (i) pay the Executive, in a lump sum in cash within 30 days after the Date of Termination, the sum of (A) the Executive's annual base salary through the Date of Termination and (B) the amount of any compensation previously deferred by the Executive, in each case to the extent not previously paid, and (ii) timely pay or provide to the Executive the Other Benefits.

            4.3   Taxes.

                  (a) In the event that the Company undergoes a "Change in Ownership or Control" (as defined below), and thereafter, the Executive becomes eligible to receive "Contingent Compensation Payments" (as defined below) the Company shall, as soon as administratively feasible after the Executive becomes so eligible determine and notify the Executive (with reasonable detail regarding the basis for its determinations) (i) which of the payments or benefits due to the Executive following such Change in Ownership or Control constitute Contingent Compensation Payments, (ii) the amount, if any, of the excise tax (the "Excise Tax") payable pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), by the Executive with respect to such Contingent Compensation Payment and (iii) the amount of the "Gross-Up Payment" (as defined below) due to the Executive with respect to such Contingent Compensation Payment. Within 30 days after delivery of such notice to the Executive, the Executive shall deliver a response to the Company (the "Executive Response") stating either (A) that he agrees with the Company's determination pursuant to the preceding sentence or (B) that he disagrees with such determination, in which case he shall indicate which payment and/or benefits should be characterized as a Contingent Compensation Payment, the amount of the Excise Tax with respect to such Contingent Compensation Payment and the amount of the Gross-Up Payment due to the Executive with respect to such Contingent Compensation Payment. If the Executive states in the Executive Response that he agrees with the Company's determination, the Company shall make the Gross-Up Payment to the Executive within three business days following delivery to the Company of the Executive Response. If the Executive states in the Executive Response that he disagrees with the Company's determination, then, for a period of 15 days following delivery of the Executive Response, the Executive and the Company shall use good faith efforts to resolve such dispute. If such dispute is not resolved within such 15-day period, such dispute shall be settled exclusively by arbitration in Boston, Massachusetts, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The Company shall, within three business days following delivery to the Company of the Executive Response, make to the Executive those Gross-Up Payments as to which there is no dispute between the Company and the Executive regarding whether they should be made. The balance of the Gross-Up Payments shall be made within three business days following the resolution of such dispute. The amount of any payments to be made to the Executive following the resolution of such dispute shall be increased by the amount of the accrued interest thereon computed at the prime rate announced from time to time by The Wall Street Journal compounded monthly from the date that such payments originally were due. In the event that the Executive fails to deliver an Executive Response on or before the required date, the Company's initial determination shall be final.

                  (b) For purposes of this Section 4.3, the following terms shall have the following respective meanings:

                        (i) "Change in Ownership or Control" shall mean a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 280G(b)(2) of the Code.

                        (ii) "Contingent Compensation Payment" shall mean any payment (or benefit) in the nature of compensation that is made or supplied to a "disqualified individual" (as defined in Section 280G(c) of the Code) and that is contingent (within the meaning of Section 280G(b)(2)(A)(i) of the Code) on a Change in Ownership or Control of the Company.

                        (iii) "Gross-Up Payment" shall mean an amount equal to the sum of (i) the amount of the Excise Tax payable with respect to a Contingent Compensation Payment and (ii) the amount necessary to pay all additional taxes imposed on (or economically borne by) the Executive (including the Excise Taxes, state and federal income taxes and all applicable withholding taxes) attributable to the receipt of such Gross-Up Payment.
For purposes of the preceding sentence, all taxes attributable to the receipt of the Gross-Up Payment shall be computed assuming the application of the maximum tax rates provided by law.

            4.4 Outplacement Services. In the event the Executive is terminated by the Company (other than for Cause, Disability or Death), or the Executive terminates employment for Good Reason, within 18 months following the Change in Control Date, the Company shall provide outplacement services through one or more outside firms of the Executive's choosing up to an aggregate of $25,000, with such services to extend until the earlier of (i) 12 months following the termination of Executive's employment or (ii) the date the Executive secures full time employment.

            4.5 Mitigation. The Executive shall not be required to mitigate the amount of any payment or benefits provided for in this Section 4 by seeking other employment or otherwise. Further, except as provided in Section 4.2(a)(ii), the amount of any payment or benefits provided for in this Section 4 shall not be reduced by any compensation earned by the Executive as a result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company or otherwise.

      5.    Disputes.

            5.1 Settlement of Disputes; Arbitration. All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board of Directors of the Company and shall be in writing. Any denial by the Board of Directors of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board of Directors shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Boston, Massachusetts, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

            5.2 Expenses. The Company agrees to pay as incurred, to the full extent permitted by law, all legal, accounting and other fees and expenses which the Executive may reasonably incur as a result of any claim or contest (regardless of the outcome thereof) by the Company, the Executive or others regarding the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive regarding the amount of any payment or benefits pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

      6.    Successors.

            6.1 Successor to Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain an assumption of this Agreement at or prior to the effectiveness of any succession shall be a breach of this Agreement and shall constitute Good Reason if the Executive elects to terminate employment, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement, by operation of law or otherwise.

            6.2 Successor to Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to the Executive or his family hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

      7. Notice. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) prepaid via a reputable nationwide overnight courier service, in each case addressed to the Company, at 81 Wyman Street, Waltham, Massachusetts and to the Executive at the Executive's principal residence as currently reflected on the Company's records (or to such other address as either the Company or the Executive may have furnished to the other in writing in accordance herewith). Any such notice, instruction or communication shall be deemed to have been delivered five business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service. Either party may give any notice, instruction or other communication hereunder using any other means, but no such notice, instruction or other communication shall be deemed to have been duly delivered unless and until it actually is received by the party for whom it is intended.

      8.    Miscellaneous.

            8.1 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

            8.2 Injunctive Relief. The Company and the Executive agree that any breach of this Agreement by the Company is likely to cause the Executive substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Executive shall have the right to specific performance and injunctive relief.

            8.3 Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflicts of law principles.

            8.4 Waivers. No waiver by the Executive at any time of any breach of, or compliance with, any provision of this Agreement to be performed by the Company shall be deemed a waiver of that or any other provision at any subsequent time.

            8.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

            8.6 Tax Withholding. Any payments provided for hereunder shall be paid net of any applicable tax withholding required under federal, state or local law.

            8.7 Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

            8.8 Amendments. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.


      THERMO ELECTRON CORPORATION


      --------------------------------
      By: Anne Pol
      Title: Senior Vice President, Human Resources


      EXECUTIVE


      -----------------------------------
      [Name]

                                                                      Exhibit B


                               Boards of Directors


1.     Dreyfus Corporation

2.     John Hancock Mutual Life Insurance Company

                                                                       EXHIBIT C
================================================================================

                                SUMMARY OF TERMS*
                                RESTRICTED STOCK

--------------------------------------------------------------------------------

Date of Award:           Date approved by the Human Resources Committee of the
                         Board of Directors


Restrictions:            Restricted shares may not be transferred or sold to
                         parties other than the Company until vested and restrictions lapse

                         A stock certificate representing the award will be held in "Escrow" until the restrictions have lapsed

Length of Restriction:   January 2, 2002 (approximately three years from the
                         date of award)


Vesting Schedule:        100% on January 2, 2002


Purchase Price of        Par Value (deemed  satisfied by past services)
Restricted Shares:

Tax Treatment:           Ordinary income is recognized on the value of the
                         shares either:

(see separate            when they vest and restrictions lapse
memorandum regarding     OR
tax  consequences)       on the date of grant (if a Section 83(b) election is
                         made within 30 days of date of grant)


Payment of Taxes:        Check payable to employer Company, or "Stock
                         Witholding"  from Restricted Shares awarded:

                         If tax collected when shares vest, amount withheld will be limited to minimum statutory federal (28%) and state rates, and statutory FICA rates up to specified limits.

                         If tax collected upon Section 83(b) election, amoun will be withheld at maximum federal (39.6%) and
                         state   rates,   and   statutory   FIC   rates  up   to
                         specified limits.

Rights on Termination:

Voluntary or
Discharge (for  cause).. Non-vested  shares  will  be  transferred  back  to the
                         Company and the recipient will have no further rights to the shares

Death, Release, or       Shares  fully  vest  and  are  released  from  "Escrow"
Disability...            net  of  shares required  to  satisfy  tax withholding
                         requirements)

Change of Control ...    Shares fully vest upon change of control as defined in
                         the Company's Equity Incentive Plan and are released from "Escrow" (net of shares required to satisfy tax withholding requirements)


   *This summary is qualified in its entirety by the terms and conditions of a written and signed restricted stock agreement between the employee and the
                                    Company.

================================================================================

                                                                       EXHIBIT D

                                                              Grant ID # 21-0XXX
                                                                           [A/7]



                           THERMO ELECTRON CORPORATION

                              EQUITY INCENTIVE PLAN

                             STOCK OPTION AGREEMENT





                                    Optionee



     ####                                                             $$$$
Number of Shares of                                              Exercise Price
Common Stock Subject                                                 Per Share
to the Option



                                   Grant Date


      We are pleased to inform you that, pursuant to the Thermo Electron Corporation Equity Incentive Plan (the "Plan"), you have been granted the option to acquire the number of shares of common stock, par value $1.00 per share (the "Common Stock"), of Thermo Electron Corporation (the "Company"), specified above, subject to the provisions of the Plan and the terms, conditions and restrictions hereinafter set forth (the "Option"), to be exercisable any time after the Grant Date specified above (the "Grant Date") and prior to the Option Termination Date (as defined herein). Attached is a copy of the Plan which is incorporated in this Stock Option Agreement (the "Agreement") by reference and made a part hereof. The Option granted hereunder is intended to be a non-statutory stock option and not a "qualified", "incentive", or "employee stock purchase plan" stock option as those terms are defined in Sections 422, 422A and 423, respectively, of the Internal Revenue Code of 1954, as amended.

       1. Termination of Option. The Option shall terminate on the date which is the earliest of (a) seven years after the Grant Date, (b) three months after the date on which you cease to be a director or employee of the Company or a subsidiary of the Company (the "Employment Termination Date"), or six months after the Employment Termination Date if such cessation is a result of your death, provided that immediately on the Employment Termination Date, the Option shall terminate with respect to any Optioned Shares (as defined herein) as to which the Transfer Restrictions (as defined herein) shall not have lapsed, or
(c) the date of the dissolution or liquidation of the Company. The date on which the Option shall terminate in whole or in part as provided in this Section 1 is hereinafter referred to as the "Option Termination Date."

       2.   Transfer Restrictions and Company Repurchase Option.

            (a) Shares of Common Stock subject to the Option ("Optioned Shares") and purchased upon exercise of the Option may not, without the prior written consent of the Company, be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or by the applicable laws of descent and distribution or to the Company pursuant to the provisions of ARTICLE NINTH, Section (9) of the Company's Restated Certificate of Incorporation, as amended from time to time (the "Transfer Restrictions") unless and until the Transfer Restrictions with respect to such Optioned Shares shall have lapsed as provided herein. The Transfer Restrictions shall lapse in their entirety with respect to one-fifth of the number of Optioned Shares specified on the first page of this Agreement at the close of business on each of the first, second, third, fourth and fifth anniversaries of the Grant Date which occurs prior to the Employment Termination Date, provided you shall have remained continuously a director or employee of the Company or a subsidiary of the Company since the Grant Date. From and after the Employment Termination Date, no further lapsing of the Transfer Restrictions shall occur, and thereupon the Company shall have the right, exercisable in accordance with Section 2(b) hereof, to repurchase all or any portion of the Optioned Shares purchased by you upon exercise of the Option with respect to which the Transfer Restrictions shall not have lapsed, at a price per share equal to the Exercise Price specified on the first page of this Agreement (the "Exercise Price"). The right of the Company to repurchase Optioned Shares at the Exercise Price as provided in this Section 2(a) is hereinafter referred to as the "Company Repurchase Option".

            (b) The Company may exercise the Company Repurchase Option by mailing to you at your last address listed in the records of the Company or the relevant subsidiary of the Company, or by delivering to you, a notice that it has exercised the Company Repurchase Option and the number of Optioned Shares with respect to which it has exercised the Company Repurchase Option, within six
(6) months after the date that the Company shall first have been entitled to exercise the Company Repurchase Option (the "Repurchase Option Period"). Such notice shall be accompanied by a check payable to you in the amount of the Exercise Price times the number of Optioned Shares with respect to which the Company has exercised the Company Repurchase Option. Upon exercise by the Company of the Company Repurchase Option as provided herein, the certificate or certificates representing the Optioned Shares, and representing shares of Common

Stock or other shares (or other property) received in any Non-Cash Distribution (as defined herein) in respect of such Optioned Shares, which have been repurchased shall forthwith be released from the escrow arrangement provided for in Section 4 hereof and transferred of record to the Company. The Company Repurchase Option shall lapse and be of no further force or effect if it shall not have been exercised prior to the expiration of the Repurchase Option Period.

       3. No Assignment of Rights. Except for assignments or transfers by will or the applicable laws of descent and distribution, your rights and interests under this Agreement and the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise, including without limitation by way of execution, levy, garnishment, attachment, pledge or bankruptcy, and no such rights or interests shall be subject to any of your obligations or liabilities.

       4. Exercise of Option; Delivery and Deposit of Certificate(s). You (or in the case of your death, your legal representative) may exercise the Option in whole or in part by giving written notice to the Company on the form attached hereto as Exhibit A (the "Exercise Notice") prior to the Option Termination Date, accompanied by full payment for the Optioned Shares being purchased (a) in cash or by certified or bank cashier's check payable to the order of the Company, in an amount equal to the number of Optioned Shares being purchased multiplied by the Exercise Price (the "Aggregate Exercise Price"), (b) in shares of the Company's Common Stock (the "Tendered Shares") with a market value equal to the Aggregate Exercise Price or (c) any combination of cash, certified or bank cashier's check or Tendered Shares having a total value equal to the Aggregate Exercise Price (such cash, check or Tendered Shares with such value being referred to as the "Exercise Consideration"). However, Tendered Shares may be surrendered as all or part of the Exercise Consideration only if you shall have acquired such Tendered Shares more than six months prior to the date of exercise and, if such Tendered Shares are then subject to Transfer Restrictions, only with the prior written consent of the Company as provided in Section 2(a) hereof. As a condition to such consent, the Company may require that a number of Optioned Shares acquired by you upon your exercise of the Option equal to the number of Tendered Shares surrendered upon such exercise shall be subject to the Transfer Restrictions and the Company Repurchase Option to the same extent that such Tendered Shares surrendered upon such exercise were so subject immediately prior to such surrender. Receipt by the Company of the Exercise Notice and the Exercise Consideration shall constitute the exercise of the Option or a part thereof. As soon as reasonably practicable thereafter, the Company shall deliver or cause to be delivered to you a certificate or certificates representing the number of Optioned Shares purchased, registered in your name. If such certificate(s) represent(s) Optioned Shares with respect to which the Transfer Restrictions shall not have lapsed, such certificate(s) shall, immediately upon your receipt thereof, be deposited by you, together with a stock power endorsed in blank, in escrow with the Company. In addition, any certificate(s) representing shares of Common Stock, or other property other than cash, distributed (including pursuant to any stock split) in respect of Optioned Shares purchased by you (a "Non-Cash Distribution") with respect to which the Transfer Restrictions shall not have lapsed shall, immediately upon your receipt thereof, be deposited by you, together with a stock power endorsed in blank (if applicable), in escrow with the Company, and shall be subject to the Transfer
Restrictions and the Company Repurchase Option to the same extent as the Optioned Shares in respect of which such Non-Cash Distribution was made. All such deposited certificate(s) may have set forth thereon a legend or legends (in addition to the legend referred to in Section 7 hereof) indicating that the shares of Common Stock (or other property) represented by such certificate(s) are subject to the Transfer Restrictions and, to the extent applicable, to the Company Repurchase Option, as provided herein. All shares of Common Stock delivered upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

       5. Rights With Respect to Optioned Shares. Prior to the date the Option is exercised, you shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Optioned Shares. Upon initial issuance to you of a certificate or certificates representing Optioned Shares or shares (or other property) received in any Non-Cash Distribution in respect of Optioned Shares purchased by you, you shall have ownership of such shares (or other property), including the right to vote and receive dividends, subject, however, in the case of any such shares (or other property) with respect to which the Transfer Restrictions shall not have lapsed, to the Transfer Restrictions and the Company Repurchase Option, to the extent applicable, and to the other restrictions and limitations imposed thereon pursuant to the Plan and this Agreement and which may be now or hereafter imposed by the Restated Certificate of Incorporation or the By-Laws of the Company.

       6. Release of Optioned Shares. As soon as reasonably practicable after the Transfer Restrictions shall have lapsed with respect to any Optioned Shares purchased by you upon exercise of the Option, the Company shall deliver to you, or your legal representative in the case of your death, the certificate or certificates representing such shares and any shares (or other property) received in any Non-Cash Distribution in respect of such shares, previously deposited in escrow with the Company pursuant to Section 4 hereof, without any legend referring to the Transfer Restrictions or the Company Repurchase Option.

       7. Securities Laws. You hereby represent and warrant that you will not transfer, sell or otherwise dispose of any Optioned Shares purchased by you except in compliance with the Securities Act of 1933, as amended (the "Act"), the rules and regulations thereunder and all applicable state securities laws and the rules and regulations thereunder. You hereby acknowledge and agree that any routine sales of the Optioned Shares purchased by you upon exercise of the Option made in reliance upon Rule 144 under the Act may be made only in limited amounts in accordance with the terms and conditions of that Rule. You also acknowledge and agree that the certificate(s) representing Optioned Shares delivered to you pursuant to Section 4 hereof may have set forth thereon a legend indicating that such shares may be transferred, sold or otherwise disposed of only after receipt by the Company of an opinion of counsel reasonably satisfactory to it that the transfer, sale or other disposition will not violate the Act or the regulations thereunder or any applicable state securities laws or the regulations thereunder.

       8. Dilution and Other Adjustments. In the event of any stock dividend payable in Common Stock or any split-up or contraction in the number of shares of Common Stock occurring after the date of this Agreement and prior to the exercise in full of the Option, the number of shares for which the Option may thereafter be exercised and the Exercise Price shall be proportionately adjusted. In the case of any reclassification or change of outstanding shares of the Common Stock or in case of any consolidation or merger of the Company with or into another company or in case of any sale or conveyance to another company or entity of the property of the Company as a whole or substantially as a whole, you shall, upon exercise of the Option, be entitled to receive shares of stock or other securities in its place equivalent in kind and value to those shares which you would have received if you had exercised the Option in full immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and had continued to hold the Optioned Shares (together with all other shares, stock and securities thereafter issued in respect thereof) to the time of the exercise of the Option; provided, that if any recapitalization is to be effected through an increase in the par value of the Common Stock without an increase in the number of authorized shares and such new par value will exceed the Exercise Price hereunder, the Company shall notify you of such proposed recapitalization, and you shall then have the right, exercisable at any time prior to such recapitalization becoming effective, to purchase all of the Optioned Shares not theretofore purchased by you (anything in Section 1 hereof to the contrary notwithstanding), but if you fail to exercise such right before such recapitalization becomes effective, the Exercise Price hereunder shall be appropriately adjusted. Upon dissolution or liquidation of the Company, the Option shall terminate, but you (if at the time you are a director or employee of the Company or a subsidiary of the Company) shall have the right, immediately prior to such dissolution or liquidation, to purchase all or any portion of the Optioned Shares not theretofore purchased by you. No adjustment provided for in this Section 8 shall apply to any Optioned Shares purchased prior to the effective date of such adjustment. No fraction of a share or fractional shares shall be purchasable or deliverable under this Agreement, but in the event any adjustment hereunder of the number of Optioned Shares shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

       9. Reservation of Shares. The Company shall at all times during the term of this Agreement reserve and keep available such number of shares of the Common Stock as will be sufficient to satisfy the requirements of this Agreement and shall pay all fees and expenses necessarily incurred by the Company in connection with this Agreement and the issuance of Optioned Shares.

      10. Taxes. If the Company, in its sole discretion, determines that the Company or any subsidiary of the Company or any other person has incurred or will incur any liability to withhold any federal, state or local income or other taxes by reason of the grant of the Option, the issuance of Optioned Shares to you upon the exercise thereof or the lapse of the Transfer Restrictions or the Company Repurchase Option or any other restrictions upon the Optioned Shares, you will, promptly upon demand therefor by the Company or any such subsidiary of the Company, pay to the Company or such subsidiary any amount requested by it for the purpose of satisfying such liability. If the amount so requested is not paid promptly, the Company may refuse to permit the issuance to you of Optioned Shares and may, without further consent by you, cancel the Optioned Shares issued to you.

      You may satisfy the minimum statutory withholding tax requirement (the "Obligation") arising from exercise of all or a part of the Option by making an election (an "Election") to have the Company withhold from the number of shares to be issued upon exercise of the Option, or to otherwise tender to the Company, that number of shares of Common Stock having a value equal to the amount of the Obligation. The value of the shares to be withheld or tendered shall be based upon the closing price of the Common Stock on the New York Stock Exchange on the date that the amount of the Obligation shall be determined (the "Tax Date"). Each Election must be made at the time the Option is exercised or the Tax Date, whichever is later. The Committee may disapprove of any Election or may suspend or terminate the right to make Elections. An Election is irrevocable.

      If you are a Section 16(a) reporting person of the Company, the Election will be subject to the following additional requirements:

      (1) No Election shall be effective for a Tax Date that occurs within six months of the date the Option is granted.

      (2) An Election must be made six months prior to the Tax Date or must be made during a period beginning on the third business day following the date of release of publication of the Company's quarterly or annual summary statements of sales and earnings and ending on the 12th business day following such date.

      11. Determination of Rights. You hereby represent and warrant for yourself, your personal representatives and beneficiaries, that as a condition of the granting of the Option, any dispute or disagreement which may arise under or as a result of or pursuant to the Plan or this Agreement shall be determined by the Company's Board of Directors, in its sole discretion, and that any decision made by it in good faith shall be conclusive on all parties. The interpretation and construction by the Company's Board of Directors of any provision of, and the determination of any question arising under, this Agreement, the Plan, or any rule or regulation adopted pursuant to the Plan, shall be final and conclusive.

      12. Limitation of Employment Rights. The Option confers upon you no right to continue in the employ of the Company and its subsidiaries or interferes in any way with the right of the Company and its subsidiaries to terminate your employment at any time.

      13. Communications. Any communication or notice required or permitted to be given under this Agreement shall be in writing, and mailed by registered or certified mail or delivered in hand, if to the Company to its Stock Option Manager at 81 Wyman Street, Post Office Box 9046, Waltham, Massachusetts 02454-9046, and if to the Optionee, to the address set forth below, or such other address, in each case, as the addressee shall last have furnished to the communicating party.

      Please confirm your acceptance of the Option, your receipt of a copy of the Plan and your acceptance of and agreement to the terms of the Plan and this Agreement, by executing the enclosed copy of this letter and returning such copy promptly under confidential cover to the Stock Option Manager of the Company, 81 Wyman Street, Post Office Box 9046, Waltham, Massachusetts 02454-9046.


                                   THERMO ELECTRON CORPORATION




                                   By
                                   Name:     Anne Pol
                                   Title:    Senior Vice President, Human
                                             Resources



Accepted and agreed:



-------------------------
Optionee



-------------------------
-------------------------
-------------------------
-------------------------
Home Address

                                                                       EXHIBIT E

                           THERMO ELECTRON CORPORATION


                            INDEMNIFICATION AGREEMENT



      This  Agreement,  made and entered into this 25th day of  September,  1997
("Agreement"),   by  and  between  Thermo  Electron   Corporation,   a  Delaware
corporation (the "Company"), and Dr. Richard F. Syron ("Indemnitee"):

      WHEREAS, highly competent persons are becoming more reluctant to serve publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to, and activities on behalf of, the corporation; and

      WHEREAS, uncertainties relating to the contained availability of adequate directors and officers liability insurance ("D&O Insurance") and relating to indemnification have increased the difficulty of attracting and retaining such persons;

      WHEREAS, the Board of Directors of the Company (the "Board") has determined that the difficulty in attracting and retaining such persons is detrimental to the best interests of the Company's stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

      WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

      WHEREAS, Indemnitee is willing to serve, continue to serve and/or take on additional service for or on behalf of the Company on the condition that he be so indemnified and that such indemnification be so guaranteed;

      NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

      1. Services by Indemnitee. Indemnitee agrees to serve or continue to service as a Director of the Company. This Agreement shall not impose any obligation on the Indemnitee or the Company to continue the Indemnitee's position with the Company beyond any period otherwise applicable.

      2. Indemnity. The Company shall indemnify, and shall advance Expenses (as hereinafter defined) to, Indemnitee as provided in this Agreement and to the fullest extent permitted by law.

      3. General. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to any threatened, pending, or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or other proceeding whether civil, criminal, administrative or investigative. Pursuant to this Section 3, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement incurred by him or on his behalf in connection with such action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or other proceeding whether civil, criminal, administrative or investigative or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      4. Proceedings by or in the Right of the Company. In the case of any action or suit by or in the right of the Company, indemnification shall be made only (i) for Expenses or (ii) in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company is such indemnification is permitted by Delaware law; provided, however, that indemnification against Expenses shall nevertheless be made by the Company in such event to the extent that the Court of Chancery of the State of Delaware, or the court in which such action or suit shall have been brought or is pending, shall determine to be proper despite the adjudication of liability but in view of all the circumstances of the case.

      5. Indemnification for Expenses of a Party who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporation Status, a party to and is successful, on the merits or otherwise, in any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or other proceeding whether civil, criminal, administrative or investigative, he shall be indemnified against all Expenses incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or other proceeding whether civil, criminal, administrative or investigative, the Company shall indemnify Indemnitee against all Expenses incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter by dismissal, or withdrawal with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

      6. Advance of Expenses. The Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or other proceeding whether civil, criminal, administrative or investigative within twenty (20) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or other proceeding whether civil, criminal, administrative or investigative. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses, which undertaking shall be accepted by or on behalf of the Company without reference to the financial ability of Indemnitee to make repayment.

      7. Procedure for Determination of Entitlement to Indemnification.

      (a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

      (b) Upon written  request by Indemnitee  for  indemnification  pursuant to
Section 7(a) hereof, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case:
(i) if a Change in Control (as hereinafter defined) shall have occurred, by Independent Counsel (as hereinafter defined) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee (unless Indemnitee shall request that such determination be made by the Board or the stockholders, in which case the determination shall be made in the manner provided below in clauses (ii) or (iii)); (ii) if a Change of Control shall not have occurred, (A) by the Board by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (B) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterest Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (C) by the stockholders of the Company; or (iii) as provided in Section 8(b) of this Agreement; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorney's fees and disbursements) incurred by Indemnitee in so cooperating shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

      (c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) of this Agreement, the Independent Counsel shall be selected as provided in this Section 7(c). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 7 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Indepedent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 14 of this Agreement, and the objection shall set forth with particularly the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 7(a) hereof, no Independent Counsel shall have been selected or if selected, shall have been objected to, in accordance with this Section 7(c), whether the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel in connection with acting pursuant to
Section 7(b) hereof. The Company shall pay any and all reasonable fees and expenses incident to the procedures of this Section 7(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 9(a)(iii) of this Agreement, Independent Counsel shall be discharged and relieve of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

      8. Presumptions and Effect of Certain Proceedings.

      (a) If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 7(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

      (b) If the person, persons or entity empowered or selected under Section 7 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made such determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 8(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 7(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to
Section 7(b) of this Agreement.

      (c) The termination of any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or other proceeding whether civil, criminal, administrative or investigative or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

      9.    Remedies of Indemnitee.

      (a) In the event that (i) a determination is made pursuant to Section 7 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 6 of this Agreement, (iii) the determination of entitlement to indemnification is to be by Independent Counsel pursuant to Section 7(b) of this Agreement and such determination shall not have been made and delivered in a written opinion within ninety (90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5 of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to
Section 8 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 9(a). The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

      (b) In the event that a  determination  shall have been made  pursuant  to
Section 7 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to this Section 9 the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

      (c) If a determination shall have been made or deemed to have been made pursuant to Section 7 or 8 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 9, absent
(i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

      (d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

      (e) In the event that Indemnitee, pursuant to this Section 9, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indentified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 14 of this Agreement) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

      10. Security. To the extent requested by the Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to the Indemnitee for the Company's obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

      11.   Non-Exclusivity; Duration of Agreement; Insurance; Subrogation.

      (a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company's certificate of incorporation or by-laws, any other agreement, a vote of stockholders or a resolution of directors, or otherwise. This Agreement shall continue until and terminate upon the later of (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or executive officer of the Company or fiduciary of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company; or (b) the final termination of all pending actions, suits, arbitrations, alternative dispute resolution mechanisms, investigations, administrative hearings or other proceedings whether civil, criminal, administrative or investigative in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 9 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.

      (b) To the extent that the Company maintains D&O Insurance, Indemnitee shall be covered by such D&O Insurance in accordance with its terms to the maximum extent of the coverage available for any Director under such policy or policies.

      (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

      (d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

      12. Severability; Reformation. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

      13. Exception to Right of Indemnification or Advancement of Expenses. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any action, suit or proceeding, or any claim therein, initiated, brought or made by him (i) against the Company, unless a Change in Control shall have occurred, or (ii) against any person other than the Company, unless approved in advance by the Board.

      14. Definitions. For purposes of this Agreement:

     (a) "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 5(f) of
Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest; (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

     (b) "Corporate Status" describes the status of a person who is or was or has agreed to become a director of the Company, or is or was an officer or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

     (c) "Disinterested Director" means a director of the Company who is not and was not a party to the action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative in respect of which indemnification is sought by Indemnitee.

     (d) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, deliver service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend or investigating an action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative.

     (e) "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither currently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party or (ii) any other party to the action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's Rights under this Agreement.

      15. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

      16. Modification and Waiver. This Agreement may be amended from time to time to reflect changes in Delaware law or for other reasons. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

      17. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification or advancement of Expenses covered hereunder; provided, however, that the failure to give any such notice shall not disqualify the indemnitee from indemnification hereunder.

      18. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

            (a) If to Indemnitee, to:   The address shown beneath
                                        his or her signature on
                                        the last page hereof

            (b) If to the Company to:   Thermo Electron Corporation
                                        81 Wyman Street
                                        P.O. Box 9046
                                        Waltham, MA 02254-9046
                                        Attn: Corporate Secretary

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

      19. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Attest:                                 THERMO ELECTRON CORPORATION


By:                                     By:
     -----------------------------------    -----------------------------------
     Sandra L. Lambert                      George N. Hatsopoulos
     Secretary                              Chief Executive Officer


                                        INDEMNITEE


                                        ---------------------------------------
                                        Richard F. Syron
                                        Address: